                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             NATURAL WONDERS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [logo]

                              NATURAL WONDERS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 25, 1999

Dear Stockholder:

         On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Natural Wonders, Inc., a Delaware corporation (the "Company"), to be held on May 25, 1999 at 9:00 a.m. at the principal offices of the Company, located at 4209 Technology Drive, Fremont, California 94538, for the following purposes:

     1. To elect one (1) Class III director to hold office until the 2002 Annual Meeting of Stockholders and until his respective successor is elected and qualified.

     2. To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending January 29, 2000.

     3. To transact such other business as may properly come before the meeting.

         Stockholders of record at the close of business on April 13, 1999 are entitled to notice of, and to vote at, this meeting and any continuation or adjournments thereof.

                                        By Order of the Board of Directors

                                        /s/ Peter G. Hanelt

                                        PETER G. HANELT
                                        CHIEF EXECUTIVE OFFICER, PRESIDENT
                                        AND CHIEF FINANCIAL OFFICER


Fremont, California
April 22, 1999

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                                Table of Contents

                                                                                Page
VOTING RIGHTS......................................................................1

NOMINATION AND ELECTION OF DIRECTORS...............................................2
     Meetings of the Board of Directors and Committees.............................3
     Compensation of Directors.....................................................4

APPOINTMENT OF INDEPENDENT AUDITORS................................................5

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.....................6

EXECUTIVE OFFICERS OF THE COMPANY..................................................9

EXECUTIVE OFFICER COMPENSATION AND OTHER MATTERS..................................11
     Compensation of Executive Officers...........................................11
     Stock Options Granted in Fiscal 1998.........................................13
     Option Exercises and Fiscal 1998 Year-End Values.............................14
     Employment Contracts and Change of Control Arrangements......................15
     Compliance with Section 16(a) of the Securities Exchange Act of 1934.........16

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION....................17
     Overview and Policies for Fiscal Year 1998...................................17
     Chief Executive Officer Compensation.........................................18
     Deductibility of Executive Compensation......................................19

COMPARISON OF STOCKHOLDER RETURN..................................................20

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING......................21

TRANSACTION OF OTHER BUSINESS.....................................................21

                                 PROXY STATEMENT
                       1999 ANNUAL MEETING OF STOCKHOLDERS

                              NATURAL WONDERS, INC.
                              4209 TECHNOLOGY DRIVE
                           FREMONT, CALIFORNIA  94538
                                 (510) 252-9600

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Natural Wonders, Inc., a Delaware corporation (the "Company"), of Proxies for use at the Annual Meeting of Stockholders to be held on May 25, 1999, or any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and accompanying Proxy are first being sent to stockholders on approximately April 22, 1999. The cost of the solicitation of Proxies will be borne by the Company. The Board may use the services of the Company's directors, officers and others to solicit Proxies, personally or by telephone. The Board may also arrange with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the stock held of record by such persons and the Company may reimburse them for their reasonable out-of-pocket expenses incurred in so doing. The Annual Report for the fiscal year ended January 30, 1999 ("Fiscal 1998"), including financial statements, is being mailed to stockholders concurrently with the mailing of this Proxy Statement.

                                  VOTING RIGHTS

         The voting securities of the Company entitled to vote at the Annual Meeting consist of shares of Common Stock. Only stockholders of record at the close of business on April 13, 1999 are entitled to notice of and to vote at the Annual Meeting. On that date, there were 7,951,392 shares of the Company's Common Stock outstanding. Each share of Common Stock is entitled to one vote. The Company's Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or by Proxy, shall constitute a quorum for the transaction of business at the meeting. If an executed Proxy is submitted without any instruction for the voting of such Proxy, the Proxy will be voted in favor of the proposals described.

         All shares represented by valid Proxies received prior to the Annual Meeting will be voted and, where a stockholder specifies by means of the Proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. A stockholder who signs and returns a Proxy will have the power to revoke it at any time before it is voted. A Proxy may be revoked by filing with the President of the Company a written revocation or duly executed Proxy bearing a later date, or by appearing at the Annual Meeting and electing to vote in person.

         Proposals of stockholders that are intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received by the Company not later than February 9, 2000.

                                   PROPOSAL ONE
                       NOMINATION AND ELECTION OF DIRECTORS

         The Company has a classified Board of Directors consisting of three classes, with the classes serving for staggered three year terms. Currently, there is one director in Class III (and one vacancy), and two directors each in Class I and Class II. One Class III director is to be elected at the Annual Meeting, whose term will then expire at the Annual Meeting of Stockholders in 2002. The term of each Class I director will expire at the Annual Meeting of Stockholders in 2000. The term of each Class II director will expire at the Annual Meeting of Stockholders in 2001.

         The Board's nominee for election as Class III director at the Annual Meeting is Pearson C. Cummin III, the current Class III member of the Board of Directors. If elected, the nominee will serve as director until the earlier to occur of (i) the Company's Annual Meeting of Stockholders in 2002; or (ii) his resignation or the vacancy of his office as a result of death, removal, or other cause in accordance with the Bylaws of the Company. The Board knows of no reason why the nominee should be unable or unwilling to serve. However, if the nominee should for any reason be unable or unwilling to serve, the Proxies will be voted for such substitute nominee as Management may designate. Proxies may not be voted for more than one nominee.

         THE BOARD RECOMMENDS A VOTE "FOR" THE NOMINEE LISTED HEREIN. If a quorum is present and voting, the nominee for Class III director receiving the highest number of votes will be elected as a Class III director. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present. Abstentions will have the same effect as a negative vote. Broker non-votes will have no effect on the vote.

         The name of the Class III nominee for director and certain information about him is set forth below. The names of directors and certain information about the Class I and Class II directors with unexpired terms are also set forth below.

               NAME                               POSITIONS WITH THE COMPANY                   AGE        DIRECTOR SINCE
-----------------------------------    -------------------------------------------------    ----------   -----------------
NOMINEE FOR CLASS III DIRECTOR:

Pearson C. Cummin III                  Director and Chairman of the Board                      56              1988

CONTINUING CLASS II DIRECTORS WHOSE TERMS WILL EXPIRE AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2001:

Peter G. Hanelt                        Chief Executive Officer, President,                     53              1997
                                       Chief Financial Officer and Director

Julius Jensen III                      Director                                                65              1996

CONTINUING CLASS I DIRECTORS WHOSE TERMS WILL EXPIRE AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2000:

Peter L. Harris                        Director                                                55              1997

David H. Folkman                       Director                                                64              1998

         PEARSON C. CUMMIN III has served as Chairman of the Board since March 1997 and a director of the Company since July 1988. Mr. Cummin has served as a general partner of Consumer Venture Partners, a venture capital investment firm since January 1986. Mr. Cummin is a director of Pacific Sunwear of California, Inc. and of Boston Beer Company, Inc.

         PETER G. HANELT has served as a director of the Company since March 1997 and was appointed Chief Executive Officer and Chief Financial Officer effective October 19, 1998, and President effective April 6, 1999. Mr. Hanelt was appointed Interim Chief Executive Officer and Interim President effective May 1, 1998 through October 19, 1998. Additionally, Mr. Hanelt served as Acting Chief Financial Officer and Acting Chief Operating Officer of the Company from January 22, 1998 to October 19, 1998. In 1997, Mr. Hanelt served as a Retail and Wholesale Consumer Products Consultant. Mr. Hanelt served as Chief Operating Officer and Chief Financial Officer of Esprit De Corp, an apparel manufacturer, wholesaler and retailer, from October 1993 to February 1997, and as President, Retail Division of Esprit De Corp from August 1995 to April 1996. Also, Mr. Hanelt served as Vice President, Finance and Operations of Saint Francis Memorial Hospital, a private teaching hospital from September 1992 to October 1993, and Acting Chief Operating Officer and Chief Financial Officer of Post Tool, Inc., a retailer of power and hand tools, from August 1990 to September 1992. Mr. Hanelt serves as a director on the board of directors of the Shoe Pavilion, Inc., Iwerks Entertainment, Inc., Patelco Credit Union and InterHealth Nutraceuticals, Incorporated.

         DAVID H. FOLKMAN has served as a director of and a consultant to the Company since February 1998. Mr. Folkman was appointed President October 19, 1998 and resigned April 6, 1999. He continues to serve as a director of the Company. Mr. Folkman has served as Principal of Regent Pacific Management Corp., a retail consulting firm, since January 1991. Additionally, Mr. Folkman served as Chief Executive Officer and President of Esprit De Corp, an apparel manufacturer, wholesaler and retailer, from March 1993 to July 1995. Mr. Folkman served as General Partner of U.S. Venture Partners, a venture capital investment firm, from April 1987 to December 1990 and as Chief Executive Officer and President of The Emporium from March 1982 to March 1987. Mr. Folkman serves as a director on the board of directors of the Shoe Pavilion, Inc.

         PETER L. HARRIS has served as a director of the Company since January 1997. Mr. Harris has served as Chairman, Chief Executive Officer and President of The Picture People, a family portrait studio chain, since August 1995. Previously, Mr. Harris served as Chairman and Chief Executive Officer of Accolade, Inc., a publisher of interactive entertainment software, from May 1994 to August 1995. He has also served as President of Phoenix Retailing since July 1992, as President and Chief Executive Officer of FAO Schwarz from August 1985 to July 1992 and as President of Gemco Department Stores from February 1980 to September 1984. Mr. Harris is a director of On-Sale, Inc. and Pacific Sunwear of California, Inc.

         JULIUS JENSEN III has served as a director of the Company since February 1996. Mr. Jensen has served as a general partner of Copley Venture Partners, a venture capital investment firm since April 1982. Mr. Jensen is a director of Pacific Sunwear of California, Inc.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

         During Fiscal 1998, the Board of Directors held seven meetings. The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. The Company does not have a nominating committee of the Board. No director attended fewer than 75% of the Board meetings or meetings of the Committee upon which such director served.

         The members of the Audit Committee are Pearson C. Cummin III and Julius Jensen III. The functions of the Audit Committee include (i) recommending the independent auditors to the Board, (ii) reviewing and approving the planned scope of the annual audit, proposed fee arrangements and the results of the annual audit, (iii) reviewing the annual and quarterly financial reports with the auditors and management, and (iv) setting the scope and reviewing the results of the internal audit function. Two face-to-face meetings of the Audit Committee were held in Fiscal 1998. In addition, the Audit Committee convened quarterly telephone meetings.

         The members of the Compensation Committee are Pearson C. Cummin III, Julius Jensen III and Peter L. Harris. The function of the Compensation Committee is to make recommendations concerning salary and incentive compensation for officers and employees of the Company. One telephone meeting of the Compensation Committee was held in Fiscal 1998.

COMPENSATION OF DIRECTORS

         Two of the Company's directors, Pearson C. Cummin III and Julius Jensen III, did not receive any cash compensation for their services as members of the Board of Directors during Fiscal 1998. Mr. Cummin was granted 7,500 shares of common stock from repurchased treasury shares for his additional time spent searching for a Chief Executive Officer. Three of the Company's directors, Peter
G. Hanelt, Peter L. Harris, and David H. Folkman, had compensation agreements for their services as members of the Board of Directors whereby they are paid $3,000 per fiscal quarter, plus $500 per in person committee meeting they attend. Mr. Hanelt and Mr. Folkman did not receive compensation for their services as directors, after they became executive officers on October 19, 1998. As a result, total cash compensation for Mr. Hanelt was $9,571, Mr. Folkman was $ 8,571 and Mr. Harris was $12,000. The Company also reimburses its Directors for expenses incurred in attending each Board and Committee meeting. In Fiscal 1998, Mr. Hanelt also received consulting fees totaling $268,500, for services performed prior to October 19, 1998 as Acting Chief Operating Officer and Acting Chief Financial Officer. Mr. Folkman also received fees totaling $205,300, including expenses, for services performed as a merchandising consultant, prior to October 19, 1999.

         The Company's 1993 Outside Directors Stock Option Plan (the "Directors Plan") provides that upon initial election to the Board, each new non-employee director will receive a one-time grant of an option to purchase 12,000 shares of the Company's Common Stock. The Directors Plan also provides for subsequent grants to each non-employee director, on each anniversary date of the initial grant, of an option to purchase 4,000 shares of Common Stock. The exercise price of all options granted to directors has been at fair market value at the date of grant, and the options vest over three years. Mr. Hanelt and Mr. Folkman received additional option grants, under the Directors Plan, while they worked as consultants. Mr. Hanelt was granted options to purchase a total of 39,443 shares and Mr. Folkman 25,414 shares.

                                  PROPOSAL TWO
                        APPOINTMENT OF INDEPENDENT AUDITORS

         The Board has selected Deloitte & Touche LLP to serve as independent auditors to audit the financial statements of the Company for the fiscal year ending January 29, 2000. Deloitte & Touche LLP has acted in such capacity since its appointment for fiscal 1988. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

         THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL NUMBER TWO. In the event that ratification by the stockholders of the appointment of Deloitte & Touche LLP as the Company's independent auditors is not obtained, the Board will reconsider such appointment.

         The affirmative vote of a majority of the votes cast at the Annual Meeting, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by Proxy, is required for approval of this proposal. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present. Abstentions will have the same effect as a negative vote. Broker non-votes will have no effect on the vote.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 31, 1999, by (i) each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company, (ii) each of the Company's directors, (iii) the Named Executive Officers (as defined below), and
(iv) all current directors and executive officers of the Company as a group.

                                                                  Amount          Percent of
Name of Beneficial Owner or Group                              of Beneficial     Common Stock
and Nature of Beneficial Ownership(1)                           Ownership         Outstanding
-------------------------------------                          -------------     ------------
Centennial Associates, L.P.(2)                                   1,173,274           14.8%
900 Third Avenue
New York, NY 10022

Consumer Venture Partners I, L.P. (3)                              996,487           12.5%
Three Pickwick Plaza
Greenwich, CT  06830

Robert S. Rubenstein (4)                                           878,704           11.1%
2341 El Camino Real
Redwood City, CA  94063

Norwest Equity Partners IV  (5)                                    678,900            8.5%
2800 Piper Jaffray Tower
222 South Ninth Street
Minneapolis, MN 55402

Grace & White (6)                                                  653,900            8.2%
515 Madison Ave, Suite 1700
New York, NY  10022

Copley Partners 2, L.P. (7)                                        409,074            5.1%
Federal Reserve Plaza
600 Atlantic Plaza, 13th Floor
Boston, MA  02110

Pearson C. Cummin III (8)                                        1,020,488           13.1%

Julius Jensen III (9)                                              459,174            6.0%

Peter G. Hanelt (10)                                                32,984              *

David H. Folkman (11)                                               26,000              *

Peter L. Harris (12)                                                 9,334              *

Kenneth G. Norton  (13)                                              2,124              *

William J. Soncini (14)                                              6,667              *


                                        6

Ronald  J. Rouse                                                        --              --

Denise A. Ellwood                                                       --              --

John P. de Benedictis (15)                                           7,900               *

Charles E. Reynolds (16)                                             5,500               *

Teresa L. Rutherford                                                    --              --

All directors and executive officers                             1,566,171           20.6%
  as a group (12 persons) (17)

-----------------------------

*  Less than 1%

(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable. The table is based upon information supplied by the directors, officers and principal stockholders.

(2) According to a Schedule 13G filed with the Securities and Exchange Commission, (the "SEC") dated March 4, 1999. Centennial Associates L.P. has sole voting and dispositive power with respect to all of such shares.

(3) According to a Schedule 13G filed with the SEC, dated December 31, 1998, Consumer Venture Partners I, L.P. has shared voting and investment power for all of such shares with Consumer Venture Associates, L.P., Consumer Venture Partners II, L.P., Consumer Venture Associates II, L.P., Christopher P. Kirchen and Pearson C. Cummin, III. Mr. Cummin, a director of the Company, is a general partner of Consumer Venture Associates, L.P., the sole general partner of Consumer Venture Partners I, L.P., and is a general partner of Consumer Venture Associates II, L.P., the sole general partner of Consumer Venture Partners II, L.P. See footnote 8.

(4)   Includes 44,400 shares held in trust for the benefit of Mr.
      Rubenstein's children and 3,000 shares held by Mr. Rubenstein's wife for herself and as custodian for her children. Mr. Rubenstein disclaims beneficial ownership of such shares.

(5) According to a Schedule 13G filed with the SEC dated February 3, 1998, Norwest Equity Partners IV has shared voting and investment power with respect to such shares with its affiliates Itasca Partners, Robert F. Zicarelli and Daniel J. Haggerty.

(6) According to Schedule 13G filed with the SEC dated February 8, 1999, Grace & White, Inc. holds sole voting power with respect to 25,000 of the shares, but holds no voting power (whether sole, shared or otherwise) with respect to the additional 678,900 shares of which it is beneficial owner. Grace & White, Inc. is an Investment Advisor registered under Section 203 of the Investment Advisors Act of 1940.

(7) According to a Schedule 13G filed with the SEC dated February 10, 1994, Copley Partners 2, L.P. has shared voting and investment power with respect to all of such shares. Mr. Jensen, a director of the Company, is a general partner of Copley Partners 2, L.P. See footnote 9.

(8) Includes 20,001 shares subject to stock options which are exercisable within 60 days of March 31, 1999, and 996,487 shares beneficially owned by Consumer Venture Partners I, L.P. and Consumer Venture Partners II, L.P. In his capacity as a general partner of Consumer Venture Associates, L.P., the sole general partner of Consumer Venture Partners, I, L.P., and as a general partner of Consumer Venture Associates II, L.P., the sole general partner of Consumer Venture Partners II, L.P., Mr. Cummin has shared voting and investment power with respect to all such 996,487 shares and may be deemed to beneficially own such shares. Mr. Cummin disclaims beneficial ownership of such shares. See footnote 3.

(9) Includes 16,001 shares subject to stock options, which are exercisable within 60 days of March 31, 1999. Also includes 20,000 shares held by Mr. Jensen's wife, and 409,074 shares beneficially owned by Copley Partners 2, L.P., of which Mr. Jensen is a general partner. In his capacity as a general partner of Copley Partners 2, L.P., Mr. Jensen has shared voting and investment power with respect to all 409,074 shares and may be deemed to beneficially own such shares. Mr. Jensen disclaims beneficial ownership of such shares. See footnote 7.

(10) Includes 21,834 shares subject to stock options exercisable within 60 days of March 31, 1999 and 900 shares held by Peter G. Hanelt, an Accountancy Corporation.

(11) Includes 22,000 shares held by the Folkman Living Trust dated June 12, 1990, of which Mr. Folkman and his wife are co-trustees. Also includes 4,000 shares subject to stock options, which are exercisable within 60 days of March 31, 1999.

(12) All of such 9,334 shares are subject to stock options, which are exercisable within 60 days of March 31, 1999.

(13) Includes 370 shares held by the Kenneth G. Norton and Angela H. Norton Living Trust dated February 24, 1993, of which Mr. Norton and his wife are co-trustees.

(14) Includes 5,667 shares subject to stock options, which are exercisable within 60 days of March 31, 1999.

(15) Includes 3,900 shares subject to stock options, which are exercisable within 60 days of March 31, 1999.

(16) All of such 5,500 shares are subject to stock options, which are exercisable within 60 days of March 31, 1999.

(17) Includes 86,237 shares subject to stock options, which are exercisable within 60 days of March 31, 1999.

                     EXECUTIVE OFFICERS OF THE COMPANY

The executive officers of the Company and their ages as of March 31, 1999 are as follows:

NAME                            AGE    POSITION WITH COMPANY
----                            ---    ---------------------
Peter G. Hanelt                 53     Chief Executive Officer, President,
                                       Chief Financial Officer

Kenneth G. Norton               51     Executive Vice President, General Merchandising
                                       Manager

William J. Soncini              44     Vice President, Operations

Ronald J. Rouse                 51     Vice President, Merchandise Planning and
                                       Allocation

Denise A. Ellwood               41     Divisional Merchandising Manager

John P. de Benedictis           46     Divisional Merchandising Manager

         PETER G. HANELT was appointed Chief Executive Officer and Chief Financial Officer effective October 19, 1998, and President effective April 6, 1999. Mr. Hanelt was appointed Interim Chief Executive Officer and Interim President effective May 1, 1998 through October 19, 1998. Additionally, Mr. Hanelt served as Acting Chief Financial Officer and Acting Chief Operating Officer of the Company from January 22, 1998 to October 19, 1998. In 1997, Mr. Hanelt served as a Retail and Wholesale Consumer Products Consultant. Mr. Hanelt served as Chief Operating Officer and Chief Financial Officer of Esprit De Corp, an apparel manufacturer, wholesaler and retailer, from October 1993 to February 1997, and as President, Retail Division of Esprit De Corp from August 1995 to April 1996. Also, Mr. Hanelt served as Vice President, Finance and Operations of Saint Francis Memorial Hospital, a private teaching hospital from September 1992 to October 1993, and Acting Chief Operating Officer and Chief Financial Officer of Post Tool, Inc., a retailer of power and hand tools, from August 1990 to September 1992.

         KENNETH G. NORTON has been Executive Vice President and General Merchandise Manager since October 1998. Mr. Norton joined Natural Wonders from Williams-Sonoma, Inc., where he served as Sr. Vice President, Merchandising, Retail & Catalog for the Hold Everything division as well as the Chambers and Gardeners Eden catalogs and the Williams-Sonoma outlet concepts. Prior to his association with Williams-Sonoma, Mr. Norton was Vice President, General Merchandise Manager, Natural Wonders, Inc., from 1989 through 1992. Prior to this, he held executive merchandising positions with the Emporium, a division of Carter Hawley Hale as well as Macy's West.

          WILLIAM J. SONCINI has served as Vice President, Operations since December 1997. Prior to joining the Company, he served as Vice President of Stores for Lil' Things, a superstore chain of high quality children's products, from January 1995 to April 1997, and as Territorial Vice President of Paul Harris Stores, Inc., a specialty retailer of women's apparel, from October 1994 to January 1995. From January 1992 to October 1994, he was the Zone Vice President of Kay-Bee Toy and Hobby, a national retailer of children's toys.

         RONALD J. ROUSE has served as Vice President, Merchandise Planning and Allocation since January 1999. Mr. Rouse had been with Williams-Sonoma, Inc. from 1994 to 1998, where he was Vice President, Merchandise Planning, Systems, and Domestic Logistics. At William-Sonoma, Inc. Mr. Rouse held positions as Vice President-Catalog Inventory Management and Vice President-Merchandise Operations. Before joining Williams-Sonoma, Inc., Mr. Rouse was Director of Automated Replenishment at Grossman's Home Improvements, Director of Merchandise Operations at Pay'N Save Drug Stores, and held various positions at Montgomery Ward and Dayton Department Stores.

         DENISE A. ELLWOOD has served as Divisional Merchandise Manager since December 1998 and Vice President, Merchandise Planning and Allocation from July 1998 to December 1998. Prior to joining the Company, Ms. Ellwood was with Federated Department Stores as a Director of Product Development from March 1996 to March 1997 and was Vice President Merchandising/Production at Esprit De Corp from July 1994 to December 1995. From October 1992 to June 1994, Ms. Ellwood was an Owner/Distributor of the Don Schiel Collection, Australia.

         JOHN P. DE BENEDICTIS has served as Divisional Merchandise Manager since December of 1998 and was Director of Business Development from February 1997 to December 1998. Mr. de Benedictis was Director of Merchandising from October 1995 to February 1997 and was a Product Manager for the Company from September 1989 to October 1995.

                  EXECUTIVE OFFICER COMPENSATION AND OTHER MATTERS

COMPENSATION OF EXECUTIVE OFFICERS

         The following table summarizes all compensation paid or accrued by the Company during the last three years to (i) the Chief Executive Officers of the Company during Fiscal 1998, (ii) four other executive officers of the Company as of January 30, 1999 whose total salary and bonus for the fiscal year ended January 30, 1999 exceeded $100,000, and (iii) one former executive who was no longer serving as executive officer at January 30, 1999 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                             Long-Term
                                                   Annual Compensation                      Compensation
                                         -----------------------------------------    -------------------------

                                                                                               Awards
                                                                                      -------------------------

                                                                    Other Annual     Restricted     Securities
Name and Principal Position                                         Compensation    Stock Awards    Underlying    All Other (2)
During Fiscal 1998              Year    Salary($)    Bonus ($)        ($) (1)            ($)        Options (#)   Compensation
-----------------------------  -------  ----------  ------------   ---------------  --------------  -----------  ----------------
Peter G. Hanelt (3)              1998      96,431       --               --              --            301,443     278,118 (4)
   Chief Executive Officer,
   Chief Financial Officer

David H. Folkman                 1998      96,431                                                      287,414     213,818 (6)
   President (5)

Kathleen M. Chatfield (7)        1998     111,972 (8)   --               --              --                 --          55
   Former Chief Executive        1997     360,000       --               --              --             65,000     368,577 (9)
   Officer and President         1996     325,000    132,031             --              --            100,000         147

William J. Soncini (10)          1998     159,057       --               --              --              2,500     78,728 (11)
   Vice President,
   Operations

John P. de Benedictis (12)       1998     104,088      2,000             --              --             --             51
   Divisional Merchandising
   Manager

Charles E. Reynolds              1998     102,078       --               --              --             --             50
   Director of Distribution

Teresa L. Rutherford (13)        1998     153,948      9,500             --              --              1,500     84,075 (14)
   Former Vice President,        1997     141,442       --               --              --             10,000         69
   Merchandising and
   Product Development

-----------------------------
(1) Unless otherwise specified, the total amount of personal benefits paid to any executive officer during the fiscal year was less than the lesser of (i) $50,000, and (ii) 10% of such executive officer's total reported salary and bonus.

(2) Except as separately noted, the amount included under "All Other Compensation" represents the value of term life insurance and long-term disability premiums paid by the Company for the benefit of each named officer.

(3) Mr. Hanelt was hired as a permanent, full-time executive officer effective October 19, 1998.

(4) Includes, in addition to the amounts reflected in note 2 above, $268,500 received as consulting fees, for services performed prior to October 19, 1998 as Acting Chief Operating Officer and Acting Chief Financial Officer and $9,571 for services performed as a director.

(5) Mr. Folkman was hired as a permanent, full-time executive officer effective October 19, 1998, and resigned effective April 6, 1999.

(6) Includes, in addition to the amounts reflected in note 2 above, $205,300 received as consulting fees, for services performed prior to October 19, 1998 and $8,571 for services performed as a director.

(7)  Ms. Chatfield resigned effective May 1, 1998.

(8) Represents compensation Ms. Chatfield received before she resigned effective May 1, 1998.

(9) Includes, in addition to the amounts reflected in note 2 above, severance in the amount of $368,430 (including the estimated value of certain benefits of $8,430) which is being paid in sixty biweekly payments commencing on May 1, 1998. See "Employment Contracts and Change of Control Arrangements" on page 15.

(10) Mr. Soncini was hired as an executive officer in November 1997.

(11) Includes, in addition to the amounts reflected in note 2 above, relocation expenses of $78,650 paid in connection with Mr. Soncini's hiring in 1997.

(12) Mr. de Benedictis was promoted to an executive officer in December 1998.

(13) Ms. Rutherford was promoted to an executive officer in March 1997 and was separated from the Company in November 1998.

(14) Includes, in addition to the amounts reflected in note 2 above, severance in the amount of $84,000 which is being paid in 13 biweekly payments commencing on December 5, 1998. See "Employment Contracts and Change of Control Arrangements" on page 15.

STOCK OPTIONS GRANTED IN FISCAL 1998

         The following table provides the specified information concerning grants of options to purchase the Company's Common Stock made during Fiscal 1998 to the Named Executive Officers:

                       OPTION GRANTS IN 1998 FISCAL YEAR

                                     Individual Grants
---------------------------------------------------------------------------------------------    -------------------------
                                                                                                   Potential Realizable
                                                                                                 Value at Assumed Annual
                                 Number of       % of Total                                        Rates of Stock Price
                                Securities        Options                                        Appreciation for Option
                                Underlying       Granted to       Exercise                               Term(1)
                                  Options        Employees        or Base
                                  Granted        in Fiscal         Price         Expiration
           Name                   (#)(2)            Year         ($/Sh) (3)         Date               5%         10%
---------------------------    --------------   -------------    -----------    -------------    -------------------------
Peter G. Hanelt                      250,000        25.6269%        $3.6250          9/29/08        $569,936   $1,444,329
                                       4,000         0.4100%        $4.6875          3/11/08         $11,792      $29,883
                                      12,500         1.2813%        $4.0938           5/8/08         $32,182      $81,555
                                       4,166         0.4270%        $4.2500           6/9/08         $11,135      $28,218
                                       4,166         0.4270%        $4.0313           7/8/08         $10,562      $26,766
                                       4,166         0.4270%        $2.8750           9/8/08          $7,532      $19,089
                                       1,000         0.1025%        $4.2500          6/10/08          $2,673       $6,773
                                       4,168         0.4273%        $3.8750          8/10/08         $10,157      $25,741
                                       4,166         0.4270%        $3.5625          10/8/08          $9,334      $23,653
                                       1,111         0.1139%        $3.9688         10/16/08          $2,773       $7,027
David H. Folkman                     250,000        25.6269%        $3.6250          9/29/08        $569,936   $1,444,329
                                      12,500         1.2813%        $4.2188          7/15/08         $33,164      $84,045
                                       4,166         0.4270%        $3.7500          8/13/08          $9,825      $24,898
                                       4,166         0.4270%        $2.9063          9/15/08          $7,614      $19,296
                                       4,168         0.4273%        $3.8750         10/12/08         $10,157      $25,741
                                         414         0.0424%        $3.9688         10/16/08          $1,033       $2,619
Kathleen M. Chatfield                      -               -              -                -               -            -
William J. Soncini                     2,500         0.2563%        $4.2500          6/10/08          $6,682      $16,934
John P. de Benedictis                      -               -              -                -               -            -
Charles E. Reynolds                        -               -              -                -               -            -
Teresa Rutherford                      1,500         0.1538%        $4.2500          6/10/08          $4,009      $10,160

-----------------------------
(1) The "Potential Realizable Value" is based on the term of the option at the time of grant, and potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, in accordance with the Securities and Exchange Commission's rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holders' continued employment throughout the vesting period. The amounts reflected in this table may not necessarily be achieved.

(2) All options were granted under the Company's 1993 Amended and Restated Omnibus Stock Plan (the "Stock Plan") and the Directors Plan. The 250,000 options granted to Mr. Hanelt and Mr. Folkman under the Stock Plan vest based on the Company's stock price performance. The options vest in different share amounts, upon achieving certain stock prices, which range from $8 per share to $28 per share. Any remaining unvested shares vest seven years after the date of the option grant. Mr. Folkman has the right to vest in and exercise his options granted under the Stock Plan through April 6, 2000. The remainder of the options for

     Mr. Hanelt and Mr. Folkman were granted under the Director's Plan and vest over 3 years. The rest of the named executives' option grants vest over a five year period at the rate of one-fifth on the first anniversary of the date of grant and 1/60th per month thereafter for each full month of the optionee's continuous employment with the Company.

(3) All options granted in Fiscal 1998 have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.

OPTION EXERCISES AND FISCAL 1998 YEAR-END VALUES

         The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock in Fiscal 1998, and unexercised options held as of January 30, 1999, by the Named Executive
Officers:

                            AGGREGATED OPTION EXERCISES
                             AND FISCAL YEAR-END VALUES

--------------------------------------------------------------------------------------- ---------------------------------
                                                                                              Value of Unexercised
                                                       Number of Unexercised Options        In-the-Money Options at
                                                                 at 1/30/99                        1/30/99(1)
                                                      --------------------------------- ---------------------------------
                              Shares
                             Acquired        Value
          Name              On Exercise    Realized    Exercisable(2)   Unexercisable    Exercisable(2)   Unexercisable
-------------------------   ------------  -----------  --------------   ---------------  --------------   ---------------
Peter G. Hanelt                 --            --               4,000           297,443              --          $240,943

David H. Folkman                --            --               4,000           283,414              --          $234,895

Kathleen M. Chatfield         73,333       $133,732               --                --              --                --

William J. Soncini              --            --               4,333            18,167              --              $625

John P. de Benedictis          2,250        $3,410             3,367             2,383          $1,629            $4,074

Charles E. Reynolds             --            --               5,067             1,433          $2,008              $679

Teresa Rutherford              2,750        $5,328            11,063                --            $576                --

-----------------------------
(1) Based on the value of $4.50 per share, which was the closing price of the Company's Common Stock on January 30, 1999. The value shown is for all outstanding in-the-money options regardless of vesting restrictions.

(2) For Messrs. Soncini, de Benedictis and Reynolds, and Ms. Rutherford, options vest over a five-year period at the rate of one-fifth on the first anniversary of the date of grant and 1/60th per month thereafter for each full month of the optionee's continuous employment with the Company. For Mr. Hanelt and Mr. Folkman, the 250,000 options granted under the Stock Plan vest based on the Company's stock price performance. These options vest in different share amounts, upon achieving certain stock prices, which range from $8 per share to $28 per share. Any remaining unvested shares vest seven years after the date of the option grant. Mr. Folkman has the right to vest in and exercise his options granted under the Stock Plan through April 6, 2000. The remainder of Mr. Hanelt's and Mr. Folkman's shares were granted under the Directors Plan and vest over 3 years.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

         The Company's Director Plan provides that in the event of a "Transfer of Control" of the Company (as defined in the Plan), all outstanding options granted under the Directors' Plan would immediately vest and be exercisable prior to the Transfer of Control. Options which are not exercised as of the date of the Transfer of Control would be terminated.

         The Company entered into an oral consulting arrangement with Peter Hanelt as of January 22, 1998, whereby Mr. Hanelt served as Acting Chief Operating Officer and Acting Chief Financial Officer of the Company. In accordance with this arrangement, Mr. Hanelt received $1,500 per day on days which he worked, which generally ranged from four to five days a week. Mr. Hanelt received no additional compensation as Interim Chief Executive Officer and Interim President effective May 1, 1998. Mr. Hanelt's consulting agreement ended when he was appointed Chief Executive Officer and Chief Financial Officer effective October 19, 1998. Mr. Hanelt is employed at will, and either Mr. Hanelt, or the Company, may terminate the relationship, at any time, with or without cause, upon thirty days notice.

         The Company entered into an oral consulting arrangement with David Folkman as of May 1, 1998, whereby Mr. Folkman served as a merchandising consultant for the Company. In accordance with this arrangement, Mr. Folkman received $1,500 per day on days which he worked, which generally ranged from four to five days a week. Mr. Folkman consulting agreement ended when he was appointed President effective October 19, 1998. Mr. Folkman is employed at will, and either Mr. Folkman, or the Company, may terminate the relationship, at any time, with or without cause, upon thirty days notice. Mr. Folkman voluntarily resigned his position effective April 6, 1999. Mr. Folkman has the right to vest in and exercise his nonqualified stock options through April 6, 2000. Mr. Folkman will continue in his role as a Director of the Company.

         The Company entered into a written employment agreement with Kenneth Norton as of October 19, 1998, whereby Mr. Norton serves as Executive Vice President, General Merchandise Manager of the Company. Pursuant to this agreement, Mr. Norton's employment with the Company until October 18, 2002 is terminable by him or by the Company at any time with or without cause, subject to the payment of certain benefits, including up to one year's base salary, upon termination. The Company also agreed to loan Mr. Norton $450,000. The Company will forgive $150,000 of the balance after twelve months, and the remainder of the loan will be equally forgiven each month in the 24 months thereafter. Upon termination, the entire loan may be forgiven, under certain circumstances.

         The Company entered into a written employment agreement with William Soncini as of July 20, 1998, whereby Mr. Soncini serves as Vice President, Operations of the Company. Pursuant to this agreement, Mr. Soncini's employment with the Company until January 31, 2000 is terminable by him or by the Company at any time with or without cause, subject to the payment of certain benefits, including up to four months salary, upon termination.

         The Company entered into a written employment agreement with Teresa Rutherford as of July 20, 1998, whereby Ms. Rutherford served as Vice President, Merchandising and Product Development of the Company. Pursuant to this agreement, Ms. Rutherford's employment with the Company until January 31, 2000 was terminable by her or by the Company at any time with or without cause, subject to the payment of certain benefits upon termination. Ms. Rutherford was terminated effective November 20, 1998, and, in accordance with the terms of her employment agreement, she was entitled to, and received, an amount equal to one-half of her final annual base salary, which was paid in twelve bi-weekly payments commencing on December 1, 1998.

         The Company entered into a written employment agreement with Kathleen Chatfield as of September 15, 1997, whereby Ms. Chatfield served as President and Chief Executive Officer of the Company. Pursuant to this agreement, Ms. Chatfield's employment with the Company was for no specified term and was terminable by her or by the Company at any time with or without cause, subject to the payment of certain benefits upon termination. The agreement further provided that Ms. Chatfield would receive additional benefits if she remained with the Company through May 1, 1998. Ms. Chatfield resigned effective May 1, 1998, and, in accordance with the terms of her employment agreement, she was entitled to receive an amount equal to her final annual base salary, which is being paid in sixty bi-weekly payments commencing on May 1, 1998, plus reimbursement for employee benefits for a period of twelve months.

         The Company entered into a written employment agreement with Karen Daley as of September 15, 1997, whereby Ms. Daley served as Vice President, Human Resources of the Company. Pursuant to this agreement, Ms. Daley's employment with the Company was for a term of twelve months and was terminable by her or by the Company at any time with or without cause, subject to the payment of certain benefits upon termination. The agreement further provided that Ms. Daley would receive additional benefits if she remained with the Company through May 1, 1998. Ms. Daley resigned effective May 1, 1998, and, in accordance with the terms of her employment agreement, she was entitled to, and received, an amount equal to one-half of her final annual base salary, which was paid in thirteen bi-weekly payments commencing on May 1, 1998.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

         Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders were satisfied.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing and administering the Company's policies and practices and it approves all elements of compensation for executive officers and certain other senior management. The Committee also is responsible for evaluating the performance of executive officers and senior management. All members of the Committee are outside directors who are not eligible to participate in any of the compensation programs that the Committee oversees.

OVERALL OBJECTIVES AND PROGRAMS

         The objective of the Company's executive compensation program is to provide compensation that will attract and retain executives, to provide incentives to enhance the profitability and growth of the Company, to motivate each executive toward the achievement of the Company's short and long-term financial and other goals, and to recognize the contributions of individuals as well as overall business results.

         In order to achieve this objective, the primary focus of the Compensation Committee has been on the competitiveness of each of the key elements of executive compensation -- base salary, annual bonus plan and stock option grants -- and the compensation package as a whole. Overall executive compensation is dependent not only upon quantitative factors directly related to the Company's short-term financial performance, but also qualitative factors that strengthen the Company's ability to enhance profitable growth over the long term, such as demonstrated leadership ability, management development, and anticipating and responding to changing market and economic conditions.

BASE SALARY

         The Committee reviews and approves base salary levels of executive officers annually, normally at the beginning of the fiscal year. Target levels are based on the level of responsibility, scope and complexity of the executive's position relative to other senior management positions internally, and the need to provide, when combined with the annual bonus, overall direct compensation at or above the average rates paid by comparably sized-companies. Salary increases are based upon periodic reevaluations of these factors and the performance of the executive in meeting individually assigned objectives.

         During Fiscal 1998, the Committee reviewed the base salaries of the executive officers and adjusted those salaries based on an informal assessment of the competitive marketplace, the job performance of the respective individual and any changes in the scope of the duties and responsibilities assigned to each particular position. Although no specific formula was utilized in determining base salary levels, continued turnover of executive officers in the retail industry generally provides the Committee with a clear barometer of the competitive marketplace. The salary levels of new executive officers generally can be determined by the realities of this marketplace. As new senior management is hired, the Committee believes that the salary levels of other executive officers should be adjusted to reflect the scope and complexity of the existing executive's position relative to that of new senior management.

ANNUAL BONUS

         The Committee believes that a significant portion of the total annual compensation of each executive officer should be contingent on the performance of the Company. Accordingly, the Committee has implemented an annual non-discretionary incentive bonus plan that provides executive officers and other employees with the opportunity to earn annual bonuses. The objective of this plan is to attract, retain, motivate and reward employees by directly linking the amount of any cash bonus to purely objective short-term financial performance of the Company. To the end, each year the Committee establishes a maximum bonus pool based on budgeted financial goals relating to annual increases in comparable store sales and pre-tax net income and establishes threshold and maximum pay-out levels that may be earned based upon the achievement by the Company of those goals. These goals and the amount of the bonus pool are reviewed and adjusted annually. In Fiscal 1998, the Company did not achieve the threshold financial goals and, in accordance with the bonus plan, no bonuses were paid out to executive officers.

         In order to attract a new executive team to the Company, a separate bonus program was established in September 1998, by the Committee, for Messrs. Hanelt, Folkman and Norton (the "Executive Team"). This Executive Team bonus replaces the bonus program described above, for the members of the Executive Team. The Executive Team is eligible for a payment from the Bonus Pool (the "Pool") based on the Company's "Net Income" in any given fiscal year. Net Income is defined as the earnings used in calculating the Company's Earnings per Share. No bonus is paid out for Net Income less than $2,000,000. For Net Income between $2,000,000 and $3,000,000, the Pool is equal to 15% of Net Income. The percentage of Net Income increases for each additional $1,000,000 of Net Income up to $11,000,000. For any amount of Net Income above $11,000,000, the pool is equal to 20% of Net Income. The Pool is divided into three equal shares, one for each member of the Executive Team. For Fiscal 1998, the Pool resulting from Net Income between $2,000,000 and $3,000,000 would have been reduced by payment of the company-wide incentive bonus plan described above (approximately $135,000). The same plan will be used for Fiscal 1999, and the percentages may then be adjusted by the Board to reflect reasonable revised earnings targets, for subsequent years. Each Executive Team member's employment must continue through December 31 of the fiscal year, for which a bonus may be payable, to be eligible for his one-third share of the Pool.

EMPLOYEE EQUITY OWNERSHIP

         The Committee believes that the third key element of executive compensation -- employee equity ownership -- is highly motivating and provides a major incentive to employees in building stockholder value. Accordingly, stock options are granted to executive officers to provide long-term incentives for the achievement of the Company's strategic business plan, mission and values and to align the interests of executive officers with those of the stockholders. The Committee determines the size of any stock option to be granted on a basis consistent with the overall objectives and criteria outlined above, taking into consideration the particular executive's performance and level of responsibility within the Company, and the value to the Company of providing such executive with additional motivation toward achieving the Company's short and long-term financial and other goals. The Committee also considers previous grants of stock options and restricted stock and compares the number of options previously granted with those granted to other executive officers, taking into account each individual's level of responsibility, the expected future value of such individual to the organization, and the relationship between the additional incentive and the likelihood of the attainment of individual objectives. Based upon the criteria enumerated above, some of the continuing and all of the new executive officers of the Company were granted options in Fiscal 1998.

         In addition, in order to attract an executive team to the Company, the Committee granted an option of to purchase 250,000 shares of common stock at $3.625 per share, to each member of the Executive Team. These options vest based on the Company's stock price performance. These options vest in different share amounts, upon achieving certain stock prices, which range from $8 per share to $28 per share. Any remaining unvested shares vest seven years after the date of the option grant.

CHIEF EXECUTIVE OFFICER COMPENSATION

         Mr. Hanelt was hired as the Company's Chief Executive Officer effective October 19, 1998. Mr. Hanelt's total compensation package, including base salary, stock options and bonus plan, was based on the current marketplace, observed during the Committee's search for a Chief Executive Officer, since January of

1998. Like that of the other executive officers of the Company, Mr. Hanelt's compensation was established based on the marketplace and total compensation necessary in accordance with the foregoing guidelines applicable to all executive officers.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

         Section 162(m) of the Code denies a deduction to any publicly held corporation for certain compensation paid to certain executive employees in a taxable year to the extent that the compensation exceeds $1,000,000. However, certain performance-based compensation is not included in calculating the $1,000,000 threshold. Stock options may qualify for this exclusion if the plan under which they are granted meets certain conditions. The Stock Plan currently contains limitations on the number of shares underlying options that may be granted to an optionee within any fiscal year, and, to the extent appropriate, the Company intends to take the necessary steps to conform its compensation practices to comply with the $1,000,000 compensation deduction limit under
Section 162(m) of the Code. The Committee does not believe that other components of the Company's compensation are likely to exceed $1,000,000 annually for any executive officer in the foreseeable future and, therefore, has concluded that no further action with respect to qualifying such compensation for deductibility is necessary at this time. In the future, the Committee will reconsider this decision in the event that the individual compensation of any of the Company's executive officers approaches the $1,000,000 level.

                                        THE COMPENSATION COMMITTEE

                                        PEARSON C. CUMMIN III
                                        JULIUS JENSEN III
                                        PETER L. HARRIS

                        COMPARISON OF STOCKHOLDER RETURN

         Set forth below is a line graph comparing the cumulative total return on the Company's Common Stock with the cumulative total return of the CRSP Total Return Index for The Nasdaq National Market (U.S. Companies) ("Nasdaq Market Index") and the CRSP Total Return Industry Index for Nasdaq Retail Trade Stocks ("Retail Index") for the five year period ending on January 30, 1999.

         COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN OF THE COMPANY

Research Data Group                            Peer Group Total Return Worksheet


Natural Wonders Inc (NATW)

                                                         CUMULATIVE TOTAL RETURN
                                 ------------------------------------------------------------------------
                                 1/29/94      1/28/95       2/3/96       2/1/97      1/31/98      1/30/99
NATURAL WONDERS, INC.             100.00        56.90        39.66        72.41        60.34        62.07
NASDAQ NATIONAL MARKET (U.S.)     100.00        96.37       137.02       177.68       209.97       328.18
NASDAQ RETAIL TRADE               100.00        89.64       101.20       124.30       145.33       177.23

(1) Assumes an initial investment of $100.00 on January 29, 1994. The total return for the Company's stock and for each index assumes the reinvestment of dividends, although no cash dividends have ever been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING


     Proposals of stockholders intended to be presented at the next annual meeting of stockholders of the Company (i) must be received by the Company at its offices at 4209 Technology Drive, Fremont, California 94538 no later than February 9, 2000, and (ii) must satisfy the conditions established by the SEC for stockholder proposals to be included in the Company's Proxy Statement for that meeting.


                          TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the only business which the Board intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their best judgment.


                                        By Order of the Board of Directors

                                        /s/ Peter G. Hanelt

                                        PETER G. HANELT
                                        CHIEF EXECUTIVE OFFICER, PRESIDENT
                                        AND CHIEF FINANCIAL OFFICER



Dated:  April 22, 1999

                                                                      1126-PS-99

NWI26B                             DETACH HERE
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                                     PROXY

                             NATURAL WONDERS, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 OF THE COMPANY

   The undersigned hereby appoints Peter G. Hanelt and Pearson C. Cummin III, and each of them, with full power of subtitution, as the undersigned's true and lawful agents and proxies, with full power to represent the undersigned and to vote all shares of the stock of Natural Wonders, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the principal offices of the Company located at 4209 Technology Drive, Fremont, California 94538, on Tuesday, May 25, 1999 at 9:00 a.m. local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company's Proxy Statement, and (2) in their discretion upon such other matters as may properly come before the meeting.

   The undersigned hereby acknowledges receipt of: (1) Notice of Annual Meeting of Stockholders of the Company, (2) accompanying Proxy Statement, and (3) Annual Report of the Company for the fiscal year ended January 30, 1999.


---------------                                                  ---------------
  SEE REVERSE     CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
     SIDE                                                              SIDE
---------------                                                  ---------------

NWI26A                            DETACH HERE
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         PLEASE MARK
/X/      VOTES AS IN
         THIS EXAMPLE.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR 1 AND 2.

                                                                                                        FOR    AGAINST    ABSTAIN
1. To elect one (1) Class III director to hold    2. To ratify the appointment of Deloitte & Touche
   office until the 2002 Annual Meeting of           LLP as the independent auditors of the Company     / /      / /        / /
   Stockholders and until his respective             for the fiscal year ending January 29, 2000.
   successor is elected and qualified.

   NOMINEE: Pearson C. Cummin III

               FOR  / /         / /  WITHHELD        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN
                                                     AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE
                                                     REPRESENTED AT THE MEETING.
                                MARK HERE
                               FOR ADDRESS   / /
                               CHANGE AND            Sign exactly as each name appears on your stock certificate. If shares of stock
                                NOTE BELOW           stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the
                                                     Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. If signing as an attorney, executor, administrator, trustee, guardian or other fiduciary, please provide your full title. If shares of stock are held of record by a partnership or limited liability company, please have an authorized person sign in the partnership or liability company name. Please date the Proxy.
                                                     THANK YOU FOR YOUR VOTE.



Signature:                           Date:             Signature:                           Date:
          --------------------------      ------------           --------------------------      ------------